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                     KPMG LLP
                     Chartered Accountants
                     1200 205 - 5th Avenue SW                                Telephone (403) 691-8000
                     Calgary AB  T2P 4B9                                     Telefax (403) 691-8008
                                                                             www.kpmg.ca
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TransCanada PipeLines Limited
Calgary, Alberta

Ladies and Gentlemen:

Re: Registration Statement No. 333-101140

With respect to the subject registration statement, we acknowledge our awareness of the use therein of our comfort letter dated May 30, 2003 relating to the unaudited interim financial statements of TransCanada PipeLines Limited consisting of the consolidated balance sheet as at March 31, 2003 and the consolidated statements of income, retained earnings and cash flows for the three-month periods ended March 31, 2003 and 2002.

We are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for the comfort letter because it is not considered a "report" or a "part" of a registration statement prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

Very truly yours,

/s/ KPMG LLP

Chartered Accountants

Calgary, Canada
May 30, 2003

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